SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2007
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities.
     As previously reported, on April 17, 2007, CytRx Corporation (“CytRx”) entered into Purchase Agreements with 14 institutional investors pursuant to which CytRx agreed, subject to certain customary closing conditions, to sell 8.6 shares of its common stock for a price of $4.30 per share, or an aggregate of approximately $37.0 million. This Report is being filed in connection with the closing of the sale, which occurred on April 19, 2007. The terms of the sale were as previously disclosed by CytRx in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2007.
     On April 20, 2007, CytRx issued a press release announcing the closing of the sale of shares under the Purchase Agreements. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.
     In addition, on April 17, 2007, CytRx issued 121,951 shares of its common stock to the holder of a common stock purchase warrant upon the exercise of the common stock purchase warrant. The purchase price of the foregoing 121,951 shares was $2.00 per share (the exercise price of the warrants). As a result of the foregoing warrant exercise, CytRx had issued more than 1% of its outstanding shares of common stock in unregistered transactions upon exercises of warrants since the last periodic report that it filed with the Securities and Exchange Commission.
     Including the issuance of the 121,951 shares referred to above and issuances thereafter, since the filing of its Annual Report on Form 10-K on April 2, 2007, CytRx has issued a total of 963,746 shares of its common stock in unregistered sales of its equity securities to seven holders of warrants in connection with the exercise by such warrantholders of outstanding CytRx common stock purchase warrants. The 963,746 shares were issued for the following consideration: 815,508 shares were issued upon the payment of the $2.00 per share warrant exercise price; 141,527 shares were issued upon the payment of the $1.54 per share warrant exercise price; and 6,711 shares were issued pursuant to the cashless exercise provisions of the warrants through the surrender of the right to purchase 10,131 shares. CytRx received approximately $1.8 million in the aggregate upon the exercise of the foregoing warrants.
     As of April 19, 2007, following the issuance of the shares described above, CytRx had outstanding approximately 85.9 million shares of common stock, exclusive of treasury shares.
     CytRx’s issuance of the 963,746 shares of its common stock upon exercise of outstanding warrants that is described above in this Item 3.02 was exempt from registration under the Securities Act of 1933 pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

ITEM 9.01	Financial Statements and Exhibits
(c)	Exhibits.
     There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
President and Chief Executive Officer

Dated: April 20, 2007

Index to Exhibits

Exhibit No.	Description
99.1	Press Release issued by CytRx Corporation on April 20, 2007.

Index – Page 1